The issuer, State Financial Services Corporation, will furnish a copy of any exhibit described above upon request and upon reimbursement to the issuer of its reasonable expenses of furnishing such exhibit, which shall be limited to a photocopying charge of $0.25 per page and, if mailed to the requesting party, the cost of first-class postage.


                                                                      EXHIBIT 21

SUBSIDIARIES OF STATE FINANCIAL SERVICES CORPORATION

Subsidiary Name                                           State of Incorporation

State Financial Bank, National Association                       Wisconsin

Hales Corners Development Corporation (1)                        Wisconsin

Hales Corners Investment Corporation (1)                          Nevada

State Financial Insurance Agency (1)                             Wisconsin

State Financial Funding Corporation (1)                           Nevada

State Financial Real Estate Investment Corporation (2)           Wisconsin


(1)    Subsidiary of State Financial Bank, N.A.
(2)    Subsidiary of State Financial Funding Corporation